July 1, 2005

MMA Mortgage Investment Corporation
2177 Youngman Avenue
St. Paul, Minnesota 55116
Attention: Gary A. Mentesana
                    Executive Vice President

     Re: Credit Agreement

Gentlemen:

     Glaser Financial Group, Inc. (“Glaser”) has entered into a Credit Agreement, dated as of September 30, 2003 (as thereafter amended, the “Existing Credit Agreement”) with U.S. Bank National Association (the “Bank”), and Glaser has executed and delivered certain pledge and security agreement and other documents (the “Existing Loan Documents”) in connection with the Existing Credit Agreement.

     MMA Mortgage Investment Corporation, a Florida corporation (the “Company”) has acquired all of the stock of Glaser, and has merged with Glaser pursuant to the statutes of the state of its incorporation, with the Company being the surviving entity and the owner of all of the assets formerly owned by Glaser and undertaking all of the liabilities and obligations that were formerly liabilities and obligations of Glaser. Such liabilities and obligations include all obligations of Glaser under the Existing Credit Agreement and the Existing Loan Documents.

     The Company and the Bank wish to amend and restate the Existing Agreement to read as follows and the Bank has agreed to extend this credit on the following terms and conditions:

A. Commitments

     (1) The maximum commitment (the ‘Revolving Commitment’) of the Bank for revolving credit loans (the ‘Revolving Loans’) is $255,000,000. The Revolving Loans shall be (i) Warehousing Advances if described in B(1) below, (ii) Investment Advances if described in B(2) below, (iii) Bond Purchase Advances if described in B(6) below, (iv) the GFW Loan if described in B(7) below, or (v) Bridge Advances if described in B(8) below. The Revolving Loans made under the Revolving Commitment shall be evidenced by a promissory note of the Company in the form of Exhibit A-1 (the “Revolving Note”). Each Revolving Loan shall mature, and shall become due and payable in full, on such final maturity date as the Company and the Bank shall agree upon in writing at the time such Revolving Loan is made, provided that the final maturity date of any Revolving Loan shall not be later than the date which is 90 days after the date on which such Revolving Loan is advanced by the Bank, and provided, further that the principal amount of all Revolving Loans shall mature not later than September 30, 2005. The sum of the Revolving Loans outstanding plus the Fannie Mae Collateral Loans (as hereinafter defined) outstanding shall not exceed the Revolving Commitment at any time.

     The Company may, at any time, upon no less than 30 days’ prior written notice to the Bank, reduce the Revolving Commitment, with any such reduction in a minimum amount of $1,000,000 or an integral multiple thereof. Upon reduction in the Revolving Commitment pursuant to this paragraph, the Company shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Revolving Loans plus Fannie Mae Collateral Loans exceeds the Revolving Commitment as so reduced or as otherwise reduced hereunder (including without limitation by reductions, if any, under the definition of Revolving Commitment herein). Amounts so paid cannot be reborrowed.

     (2) The maximum commitment (the “P & I Commitment”) of the Bank for revolving credit loans under this Section A(2) (the “P & I Loans”) is $500,000 in aggregate principal amount at any time outstanding. All P & I Loans made under the P & I Commitment shall be evidenced by a promissory note of the Company in the form of Exhibit A-2 (the “P & I Note”). The outstanding principal balance of all P & I Loans shall not exceed the P & I Borrowing Base at any time. The P & I Loans shall be repaid so that the outstanding principal balance shall be $0 for not less than 10 consecutive days commencing on and following the first business day of each month. The Company shall request each P & I Loan not later than 11:00 a.m., Minneapolis time, on the date it is requested to be made, which request shall be accompanied by a P & I Borrowing Certificate, as defined in Section I, which may be submitted by telecopy (with the original to be sent in due course). All P & I Loans shall mature not later than September 30, 2005.

     (3) The Bank shall, at the request of the Company (subject to delivery of the Fannie Mae Collateral Loan Note and the Servicing Pledge Agreement, and pledge of servicing rights thereunder, as provided below) make revolving credit loans under this Section A(3) (the “Fannie Mae Collateral Loans”; the Revolving Loans, P & I Loans and Fannie Mae Collateral Loans are collectively called the “Loans”) in amount of up to $10,000,000 in aggregate principal amount at any time outstanding. All Fannie Mae Collateral Loans shall be evidenced by a promissory note of the Company in the form of Exhibit A-3 (the “Fannie Mae Collateral Loan Note”; the Revolving Note, P & I Note and the Fannie Mae Collateral Loan Note are collectively called the “Notes”). All Fannie Mae Collateral Loans shall mature not later than September 30, 2005.

B. Collateral and Use of Loan Proceeds

     (1) The Revolving Loans that are Warehousing Advances shall be used to finance such mortgage loans made by the Company as are acceptable to the Bank and are pledged and delivered to the Bank under the Amended and Restated Mortgage Loan Pledge Agreement, dated as of July 1, 2005 (as thereafter amended, modified, supplemented, restated or replaced called the “Mortgage Loan Pledge Agreement”) as security for all Loans and the Note. It is understood that each of these mortgage loans will be reviewed by the Bank and must meet the Bank’s criteria for the warehousing of multifamily housing mortgage loans, including satisfactory evidence:

(a) of a take-out commitment from Fannie Mae (“Fannie Mae”) or Freddie Mac (“Freddie Mac”) acceptable to the Bank; or

(b) of conformance of the loans to requirements for inclusion in a pool supporting a Government National Mortgage Association (“GNMA”) mortgage-backed security, endorsement to insure such loans by the United States Department of Housing and Urban Development (“HUD”), and an acceptable take-out commitment from an investor acceptable to the Bank for the proposed GNMA mortgage-backed security.

The maximum amount to be advanced by the Bank with respect to any such mortgage loan shall be an amount equal to 99% of the lesser of (a) the origination cost thereof (i.e., original principal amount thereof less any “points” or other discount charged by the Company) and (b) either (i) the weighted average (calculated in respect of all loans subject to the relevant commitment) purchase price (not to exceed par) therefor under the applicable Fannie Mae or Freddie Mac take-out commitment, or (ii) the weighted average (calculated in respect of all loans contemplated to form the relevant supporting pool) purchase price, calculated as a percentage of par (not to exceed 100%), under the relevant commitment to purchase a GNMA mortgage-backed security, multiplied by the principal amount of the loan. Any such mortgage loan shall be deemed to have been pledged and delivered to the Bank:

(i) when the Bank receives the original mortgage note evidencing such mortgage loan, duly endorsed in blank or assigned, the original copy (or certified copy, if the original is unavailable) of the recorded mortgage securing such mortgage loan and an assignment thereof duly executed by the Company, and original copies of all instruments and documents evidencing or securing such mortgage loan, together with such other items as may be required to be furnished by the Company in connection with the sale or refinancing of such mortgage loan, or the relevant mortgage-backed security, under the applicable take-out commitment. If relevant, this should include the original copy of the applicable HUD insurance endorsement.

or

(ii) If acceptable to the Bank in a given instance, when the Bank has received a copy of an escrow agreement in form and substance satisfactory to the Bank, signed by the closing agent and the legal counsel for the Company with respect to such mortgage loan, evidencing the closing agent’s or Company’s legal counsel’s agreement to deliver to the Bank the documents described in such escrow letter after the first funding of such mortgage loan.

The Bank shall have no obligation to make or continue a Warehousing Advance unless it receives and continues to hold a perfected first priority security interest in the instruments and documents evidencing and securing the mortgage loan financed by such Warehousing Advance. All Warehousing Advances made with respect to any mortgage loan shall be repaid in full upon (x) the date 90 days after the making of any Warehouse Advance, or (y) immediately, if any documents described in any such escrow letter are not delivered as required thereunder.

     (2) The Revolving Loans that are Investment Advances shall be used solely to purchase Permitted Investments, which Permitted Investments will be pledged and delivered to the Bank under the Amended and Restated Investment Pledge Agreement, dated as of July 1, 2005 (as thereafter amended, modified, supplemented, restated or replaced called the “Investment Pledge Agreement”) as security for all Loans and the Notes. The principal amount of any Investment Advance shall not exceed the purchase price of the Permitted Investments that shall be purchased with the proceeds of such Investment Advance. To the extent possible, the Company shall only request and borrow Investment Advances that will be Balance Supported Loans under D. In addition to other limitations on the amount of the Revolving Loans, outstanding Revolving Loans that are Investment Advances shall not exceed, at any time, the lesser of (i) the Revolving Commitment, or (ii) $55,000,000.

     The term “Permitted Investments” shall mean the following, in each case not subject to any lien, security interest, right of offset, or other encumbrance (except in favor of the Bank): (i) bank deposits held in the Company’s name at the Bank or repurchase obligations of the Bank having a term of not more than 90 days with respect to securities issued or fully guaranteed by the United States Government, (ii) securities with remaining maturities of 90 days or less issued or fully guaranteed by the United States Government or other securities with remaining maturities of 90 days or less issued or fully guaranteed by any state, political subdivision or taxing authority (provided that such other securities are rated at least A by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.), and (iii) commercial paper with remaining maturities of 90 days or less of a domestic issuer rated as least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.

     (3) The P & I Loans shall be used to finance advances by the Company (“P & I Advances”) of principal and interest to or for the benefit of holders of mortgage-backed securities, the mortgage pools of which are serviced or sub-serviced by the Company. All rights of reimbursement in respect of P & I Advances will be pledged to the Bank under the Amended and Restated P & I Advance Pledge Agreement, dated as of July 1, 2005 (as thereafter amended, modified, supplemented, restated or replaced called the “P & I Advance Pledge Agreement”). All Loans shall be secured by all rights of the Company in respect of the P & I Advances, including, without limitation, all rights of the Company to reimbursement for the P & I Advances from any source or in any form, including reimbursement by Investors or other holders of mortgage-backed securities, payments due from mortgagors and proceeds of mortgage insurance and guaranty claims or other proceeds of foreclosure or other realizations or recoveries on defaulted mortgage loans. The maximum amount of the P & I Loans (the “P & I Borrowing Base”) shall be 90% of the amount of all P & I Advances that are: (a) made in respect of mortgage loans which are less than 90 days delinquent, and (b) made under service contracts under which the Company is obligated to advance such funds.

     (4) The Fannie Mae Collateral Loans shall be used solely to purchase investments approved by Fannie Mae, which shall be held as assets of the Company to satisfy requirements of Fannie Mae under the Fannie Mae Delegated Underwriter and Servicer Program, or which may be deposited by the Company with Fannie Mae or its custodian in connection with the performance of the Company’s obligations under the Fannie Mae Delegated Underwriter and Servicer Program.

     (5) The Loans may hereafter be secured by a first priority security interest in servicing rights pledged to the Bank under the Amended and Restated Servicing Pledge Agreement, in

form and substance satisfactory to the Bank (the “Servicing Pledge Agreement”; the Mortgage Loan Pledge Agreement, Investment Pledge Agreement, P & I Advance Pledge Agreement and Servicing Pledge Agreement are collectively called the “Pledge Agreements”). The Company agrees that it shall at all times have pledged servicing rights under the Servicing Pledge Agreement (“Pledged Servicing Rights”) other than the Fannie Mae servicing portfolio, which servicing rights are acceptable to the Bank for such purpose so that the principal amount of the Fannie Mae Collateral Loans shall not exceed, at any time, 67% of the fair market value of the Pledged Servicing Rights (for such purpose, “fair market value” meaning the value of such Pledged Servicing Rights as determined by the most recent appraisal by an independent appraiser satisfactory to the Bank, adjusted as deemed requisite by the Bank for changes in market value of servicing rights, generally, since the time of such appraisal).

     (6) The Revolving Loans that are Bond Purchase Advances have been used solely to purchase bonds of the following issues (the ‘Bonds’):

(a) Multifamily Housing Revenue Refunding Bonds, Series 1996A (Park Boulevard Towers Project) issued by the City of St. Louis Park, Minnesota; and

(b) Refinancing of Tax-Exempt Bonds issued by the City of Eden Prairie, Minnesota (Sterling Pond).

The Bonds have been pledged and delivered to the Bank under the Investment Pledge Agreement, as security for all Loans and the Notes. The principal amount of any Bond Purchase Advance shall not exceed 98% of the cost of acquiring the Bonds, and the principal amount of all Bond Purchase Advances to funds such acquisitions shall not exceed (i) $15,600,000 for the Bonds identified in (a) above, (ii) $5,400,000 for the Bonds identified in (b) above, and (iii) $21,000,000 for all Bonds. Notwithstanding the parenthetical phrase in the definition of ‘Pledged Investments’, the Bonds need not be Permitted Investments.

     The Bank shall have no obligation to make or continue a Bond Purchase Advance unless it receives and continues to hold a perfected first priority security interest in the Bonds purchased by such Bond Purchase Advance, and the Company shall comply with the requirements of the Investment Pledge Agreement respecting perfection of the Bank’s security interest in the Bonds. All Bond Purchase Advances shall be repaid in full upon (x) the date 90 days after the making of such Bond Purchase Advance, or (y) immediately, if the Bank shall not be, and remain, perfected by a first priority security interest in the relevant Bonds.

     The Bank shall release the Bonds, or any portion of the Bonds, from the Pledge under the Investment Pledge Agreement and from the Notice to Securities Intermediary and Control Agreement entered into by and between the Company, the Bank and Piper Jaffray Companies in connection herewith (the “Control Agreement”) upon payment by the Company of the amount of the Bond Purchase Advance made to fund purchase of such Bonds, provided, that if an Event of Default has occurred and continued hereunder, the Bank will so release such Bonds upon payment by the Company of the greater of (i) the amount of the Bond Purchase Advance made to fund purchase of such Bonds, or (ii) the proceeds of sale or disposition by the Company of such Bonds. The Company is expressly authorized by the Bank to waive provisions of the Bonds or documents pertaining to the Bond which restrict prepayment of the Bonds and to waive any prepayment penalty applicable to payment of the Bonds. The Bank will work with the Company to provide all notices and consents to Piper Jaffray Companies necessary to allow the Company to refund or sell the Bonds and repay the Bond Purchase Advance.

     (7) GFW Sublimit. The Bank has made a Warehousing Advance on or before December 31, 2004 (the “GFW Loan”), to finance a mortgage loan by the Company to GFW Properties, LLC, a Minnesota limited liability company (“GFW”). The GFW Loan shall be a Revolving Loan and a Warehousing Advance, and shall be subject to all of the provisions applicable thereto (including without limitation all provisions of B(1)), except, that:

(a) it is not subject to the requirements of Section B(1)(a) and (b);

(b) the maximum amount to be advanced by the Bank with respect to the GFW Loan was in an amount, not to exceed $4,500,000, equal to 98% of the lesser of (i) the origination cost thereof, or (ii) the Company’s good faith estimate of the purchase price that would be paid for the GFW Loan under a Freddie Mac take-out commitment (if such take-out commitment applied);

(c) the Company has certified in writing to the Bank (i) that the GFW Loan would meet underwriting standards of Freddie Mac, as understood by the Company, with the exception that Freddie Mac would decline to purchase a loan from an affiliate of the originator, (ii) the amount of the Company’s estimate of the purchase price that would apply, as described in (b) above;

(d) the Company has provided to the Bank a letter or other writing by Freddie Mac or by another lender acceptable to the Bank, indicating interest or willingness of Freddie Mac or such other lender to purchase or refinance the GFW Loan (in the case of Freddie Mac, subject to the exception that it would not purchase the GFW Loan from the Company because GFW is an affiliate of the Company); and

(e) The provisions in the last sentence of Section B(1) respecting repayment of the Warehouse Advance 90 days after the making of such Advance shall not apply to the GFW Loan, but the Company shall repay the GFW Loan not later than September 30, 2005.

     (8) Bridge Advance Sublimit. The Company has requested, and the Bank has agreed, to make Warehousing Advances (the “Bridge Advances”), to finance mortgage loans by the Company that meet all requirements for mortgage loans financed under this Agreement (such mortgage loans are called “Bridge Mortgage Loans”) and which Bridge Advances shall comply with all requirements for funding of mortgage loans by Warehousing Advances (including pledge of the Bridge Mortgage Loans under the Mortgage Loan Pledge Agreement), except:

(a) The Bridge Advances shall not be subject to the requirements of Section B(1)(a) and (b) and the Company shall not be required to deliver items required for sale or refinancing under a take-out commitment (as specified in Section B(1)(i)).

(b) Each Bridge Mortgage Loan shall meet the underwriting guidelines of Fannie Mae, Freddie Mac or another investor acceptable to the Bank for permanent loans (except for guidelines pertaining to the amount of permanent loans in relation to rental income of a property on a stabilized basis).

(c) The maximum amount of the Bridge Advances outstanding at any time shall not exceed $10,000,000, and the Bridge Advances shall be deemed to be Revolving Loans and Warehousing Loans under this Agreement (and such $10,000,000 amount does not increase the amount of the Revolving Commitment).

(d) The maximum amount to be advanced by the Bank with respect to each Bridge Mortgage Loan shall not exceed an amount equal to 95% of outstanding principal balance of the Bridge Mortgage Loan.

(e) The provisions in the last sentence of Section B(1) respecting repayment of the Warehouse Advance 90 days after the making of such Advance shall not apply to the Bridge Advances, but the Company shall repay:

(i) on the date 180 days after the making of any Bridge Advance, the amount of the excess of such Bridge Advance over 90% of the outstanding principal balance of the Bridge Mortgage Loan financed by such Bridge Advance; and

(ii) the full amount of any Warehousing Advance shall be paid on or before the date 730 days after the making of such Warehousing Advance (subject to the maturity date of all Revolving Loans as provided in A(1), unless such maturity date is extended from time to time).

(f) The Company shall provide to the Bank, quarterly within 30 days after the end of each fiscal quarter, an updated status report on all Bridge Mortgage Loans.

C. Facility Fees

     The Company shall pay to the Bank a fee at a rate of 0.125% per annum on the portion of the Revolving Commitment and 0.150% per annum on the portion of the P & I Commitment. In lieu of paying all or any portion of such fees, the Company may maintain Average Daily Available Deposits (as defined below) with the Bank during each month in an amount that would produce earnings credits to pay such fees (or any portion thereof), at the earnings credit rate per annum established by the Bank for non-interest bearing demand deposits from time to time. All of such accrued and unpaid fees shall be calculated on the basis of actual days elapsed in a year of 360 days and payable on the first day of each calendar month.

D. Pricing

Interest on Loans shall accrue at whichever of the following fluctuating rates per annum is designated by the Company at the time each such Loan is advanced:

(a) For Revolving Loans and Fannie Mae Collateral Loans:

(i) for Balance Supported Loans (as hereinafter defined):

(1) 1.375% for Revolving Loans that are Bond Purchase Advances;
(2) 0.750% for Revolving Loans that are Investment Advances;
(3) 1.750% for Revolving Loans that are Bridge Advances; and
(4) 1.250% for all other Revolving Loans and Fannie Mae Collateral Loans;

(ii) for all Revolving Loans and Fannie Mae Collateral Loans that are not Balance Supported Loans either (x) the Prime Rate (as hereinafter defined) per annum, or (y) the Floating LIBOR Rate (as hereinafter defined) plus

(1) 1.375% for Revolving Loans that are Bond Purchase Advances;
(2) 0.750% for Revolving Loans that are Investment Advances;
(3) 1.750% for Revolving Loans that are Bridge Advances; and
(4) 1.250% for all other Revolving Loans and Fannie Mae Collateral Loans;

(b) For P & I Loans: (i) for Balance Supported Loans (as hereinafter defined), 1.50% per annum, (ii) for all other P & I Loans that are not Balance Supported Loans, either (x) the Prime Rate (as hereinafter defined) plus 0.50% per annum, or (y) the Floating LIBOR Rate (as hereinafter defined) plus 1.50% per annum, as selected by the Company upon its request for such Loan.

If any portion of the principal of or interest on any Loan is not paid when due, such past due principal and such past due interest, to the extent permitted by applicable law, shall bear interest until such past due amount is paid in full at a rate per annum equal to the Prime Rate plus 3.00% per annum.

     The term “Balance Supported Loans” means a portion of all Loans outstanding during each calendar month equal to the Average Daily Available Deposits maintained by the Company with the Bank during such month in excess of those required to compensate the Bank for the facility fee provided in Part C above (with balances being attributed first to the facility fee, and second, to the extent exceeding those required for the facility fee to the Balance Supported Loans). For purposes of the foregoing “Average Daily Available Deposits” shall mean, with respect to a calendar month, the average daily amount of Available Deposits on deposit with the Bank during such calendar month, and “Available Deposits” shall mean, at the time of determination, interest-free collected deposit balances maintained by the Company with the Bank, in excess of those which the Bank determines to be necessary to support other banking services provided to the Company and to compensate the Bank for costs of maintaining reserves and insurance of the Federal Deposit Insurance Corporation (or any successor), which services and costs are not covered by cash payments by the Company. The Bank shall determine all of the foregoing, and notify the Company of the amount of the Loans deemed to be Balance Supported Loans on a monthly basis.

     The term “Floating LIBOR Rate” means an annual rate equal to the one-month LIBOR rate quoted by Bank from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

     The term “Prime Rate” means the rate of interest from time to time announced by the Bank as its “prime rate.” For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the prime rate changes.

     Interest on all Loans shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     Reduction of Balance Supported Rates. In the event that the Company maintains Average Daily Available Deposits applied to any month that exceed the amount that would cause all outstanding Loans to be deemed Balance Supported Loans (such excess is called “Excess Available Deposits”), the Bank shall reduce the rate of interest to not less than 0.125% per annum (called a “Reduced Fixed Rate”), which Reduced Fixed Rate shall apply to some or all of the Balance Supported Loans. The Excess Available Deposits required for the Reduced Fixed Rate shall be calculated in accordance with the following formula:

AEAD	=	ILF	x	360

		ECR x RF		n

In such formula:

“AEAD” means the daily average amount of Excess Available Deposits required to support such reduced rate of interest.

“ILF” means the interest loss factor, calculated to equal the remainder of (i) the amount of interest that would have accrued during such month on the relevant Balance Supported Loans at the rates applicable under Section D(a) and (b), less (ii) the amount of interest that accrued during such month on the relevant Balance Supported Loans at the Reduced Fixed Rate.

“ECR” means the earnings credit rate per annum established by the Bank for non-interest bearing demand deposits from time to time.

“RF” means a reserve factor equal to the number one (1) minus the percentage (expressed as a decimal, rather than a percentage) stipulated by Regulation D of the Board of Governors of the Federal Reserve as the highest marginal percentage of net demand deposits required to be maintained as reserves by the Bank.

“n” means the number of days in the relevant month.

     The Bank shall determine at its sole discretion (a) the Balance Supported Loans to which the Reduced Fixed Rate shall apply, (b) the amount of Average Excess Available Deposits applied to any month, which it shall determine based on internally-prepared account analysis and on timing and carry-over conventions that it shall establish for such purpose from time to time. The Bank shall notify the Company of application of a Reduced Fixed Rate on Balance Supported Loans based on such determinations.

E. Payment of Notes

     Interest accrued under the Notes and fees shall be payable on the first day of each month and at maturity. The Bank may charge the Company’s Account No. 1 602 3360 5452 maintained with the Bank for payments of interest due under the Notes and for fees.

     Principal of the Revolving Note shall be payable upon termination of the Revolving Commitment pursuant to part A or part H of this Agreement, on any maturity date established for any particular Revolving Loan, and on the final maturity date for all Revolving Loans set forth in A(1). The Company shall cause the purchaser to transfer the entire purchase price for each mortgage loan financed as described in B(1) that is purchased by it by wire transfer to the Bank in immediately available funds at U.S. Bank National Association, 800 Nicollet Mall, Minneapolis, Minnesota 55402, ABA No. 0910-0002-2, for credit to MMA Mortgage Investment Corporation, Collateral Account 1 902 7206 2927 (the “Collateral Account”). Such purchase price shall be applied to the Revolving Note.

     Principal of the P & I Note shall be payable upon termination of the P & I Commitment pursuant to part A or part H of this Agreement, on or before the first business day of each month, in order to comply with the clean-up requirement of Section A(2), and on the final maturity date for all P & I Loans set forth in A(2). The Company shall cause all proceeds of reimbursement of all P & I Advances to be transferred to the Bank by wire transfer at U.S. Bank National Association, 800 Nicollet Mall, Minneapolis, Minnesota 55402, ABA No. 0910-0002-2, for credit to the Collateral Account. Such proceeds shall be applied to the P & I Note.

F. Representations and Warranties

     To induce the Bank to extend the Revolving Commitment and to make Loans thereunder, the Company represents, covenants and warrants to the Bank that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to execute, deliver, pay and perform this Agreement, the Pledge Agreements and the Notes (collectively, the “Loan Documents”) and to carry out the transactions contemplated hereby and thereby.

     (2) The Company is in good standing wherever necessary to carry on its business and operations and in all jurisdictions in which the failure to be in good standing would permanently preclude the Company from enforcing its rights with respect to any material asset or expose the Company to any material liability.

     (3) The execution, delivery, payment and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action by the Company.

     (4) The execution, delivery, payment and performance by the Company of the Loan Documents do not (i) violate any provision of law applicable to the Company, the Articles of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) in any material respect a default under any material contractual obligation of the Company, (iii) result in or require the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon any of its properties or assets except the security interest granted to the Bank under the Pledge Agreements, or (iv) require any approval of shareholders or any approval or consent of any person or entity under any contractual obligation of the Company other than approvals or consents which have been obtained.

     (5) The execution, delivery, payment and performance by the Company of the Loan Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person except those that have been obtained.

     (6) The Loan Documents are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

     (7) The Company and Glaser have heretofore delivered to the Bank the audited financial statements of the Company and Glaser as at December 31, 2004, and their respective unaudited financial statements as at March 31, 2005. Said financial statements were prepared in accordance with GAAP and fairly present the financial condition of the Company and Glaser as at the dates and for the periods therein indicated. As of the date or dates of the execution and delivery of the Loan Documents by the Company, the Company and Glaser have no contingent obligations, contingent liabilities, liabilities for taxes or other outstanding financial obligations which are material in the aggregate and which are not reflected in said financial statements or in the notes thereto.

     (8) Since December 31, 2004, there has been no materially adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Glaser or of the Company.

     (9) The Company has good, sufficient and legal title to all the properties and assets reflected in its financial statements as at December 31, 2004 (including all Collateral pledged pursuant to the Pledge Agreements, hereinafter referred to as the “Collateral”) and all assets held by the Company on the date hereof but acquired subsequent to the date of such financial statements, except for assets not constituting Collateral which are (a) disposed of in the ordinary course of business, or (b) as would not have a Material Adverse Effect (as hereinafter defined). All such properties and assets are free and clear of liens, security interests and encumbrances except as permitted hereunder. The pledge and assignment of the Collateral pursuant to the Pledge Agreements creates a valid security interest in the Collateral and the lien on the Collateral created by the Pledge Agreements will be a first priority lien thereon, superior to any other liens, security interests or encumbrances.

     (10) There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Company) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties that would have a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company (a “Material Adverse Effect”), and there is no basis known to the Company for any action, suit or proceeding which would have a Material Adverse Effect. The Company is not (i) in violation of any applicable law which violation has or will have a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which has or will have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company which questions the validity or the enforceability of the Loan Documents or the transactions contemplated thereby.

     (11) All tax returns and reports of the Company required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except those which are being contested by the Company in good faith and by appropriate proceedings and which, if determined adversely to the Company, would not have a Material Adverse Effect. The Company knows of no proposed tax assessment against it that would have a Material Adverse Effect.

     (12) The Company is not a party to or subject to any contractual obligation or charter or other internal restriction that has or will have a Material Adverse Effect.

     (13) The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of the Company, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect. To the best knowledge of the Company, the other parties to any contractual obligation of the Company are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     (14) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

     (15) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan will be used to purchase any margin stock.

     (16) No material Indebtedness of the Company is in default. For purposes of this Agreement, the term “Indebtedness” means all obligations of the Company which, in accordance with GAAP consistently applied, should be classified as liabilities on its balance sheet, and shall include all guaranties by the Company of Indebtedness of third parties, provided, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business.

     (17) Each employee benefit plan (“Plan”), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained for the benefit of employees, officers or directors of the Company complies with all material applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended (the “Code”), and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event (as defined in Section 4043(b), subdivision (5), (6) or (9) of ERISA) (a “Reportable Event”) has occurred with respect to any Plan. The Company has not engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) which (i) has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4975(b) of the Code or (ii) for which an exemption is not applicable or has not been obtained under Section 408 of ERISA or Section 4975 of the Code. The Company has satisfied all of the funding standards applicable to such Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of such Plans’ benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans’ assets allocable to such benefits.

     (18) The Company is eligible and is in good standing as a Fannie Mae-approved seller/servicer, Freddie Mac-approved issuer/servicer, GNMA-approved issuer/servicer, and Federal Housing Authority (“FHA”) approved mortgagee. The Company has maintained all other rights, privileges, licenses, approvals, franchises, properties and assets necessary in the normal conduct of its business, including, without limitation, approvals with respect to GNMA, Fannie Mae, Freddie Mac, HUD and FHA.

G. Covenants

     From the date of this Agreement and for so long as the Revolving Commitment is in effect or any sums are owing from the Company to the Bank under the Loan Documents, the Company agrees that it will:

     (1) Furnish to the Bank within 120 days after the end of each of the Company’s fiscal years, the Company’s audited financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”) and certified by an accounting firm selected by the Company and reasonably satisfactory to the Bank.

     (2) Furnish to the Bank within 45 days after the end of each of the Company’s fiscal quarters a copy of the Company’s unaudited financial statements, prepared in accordance with GAAP and certified by an authorized financial officer of the Company.

     (3) (a) Furnish to the Bank with each financial statement required under clauses (1) and (2) of this Part G a compliance certificate in the form attached hereto as Exhibit B; and (b) promptly notify the Bank in writing of the occurrence of any Event of Default when the same becomes known to the President or any other executive officer of the Company.

     (4) Furnish to the Bank within 30 days after the end of each fiscal quarter of the Company such information concerning the Servicing Portfolio (as hereinafter defined) and the mortgage loans included therein as may from time to time be reasonably requested by the Bank, including, without limitation, the following: unpaid principal balance of the mortgage loans included in the Servicing Portfolio by state, loan type and investor, coupon rate and servicing fee, delinquency and foreclosure status and designating which servicing rights in the Servicing Portfolio, if any, are ‘Pledged Servicing Rights’ as provided in Section B(5)(a) hereof.

     (5) Furnish to the Bank promptly upon receipt by the Company thereof copies of each audit or report prepared by GNMA, Freddie Mac or Fannie Mae on the Company.

     (6) Maintain (a) its corporate existence in good standing under the laws of the jurisdiction of its incorporation and (b) its right to carry on its business and operations in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would permanently preclude the Company from enforcing its rights with respect to any material assets or expose the Company to any material liability.

     (7) Comply with all applicable laws, rules, regulations and orders (including without limitation Regulation X of the Board of Governors of the Federal Reserve System), the failure to be in compliance with which would have a materially adverse effect on the financial condition of the Company, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established.

     (8) Maintain each of its Plans in compliance with all material applicable rulings and regulations issued under the provisions of ERISA and the Code.

     (9) Keep and maintain all of its property and assets in good order and repair, subject to ordinary wear and tear, and keep its assets and business fully covered by insurance with reputable and financially sound insurance companies against such hazards (including, without limitation, product liability and interruption of business operations) and in such amounts as is required by the terms of any law or as is customarily maintained by businesses similarly situated.

     (10) Upon reasonable prior notice during regular business hours, permit any person designated by the Bank in writing, at the Bank’s expense, to visit and inspect any of the properties, corporate books and financial records of the Company and discuss its affairs and finances with the principal officers of the Company and its independent public accountants.

     (11) Not permit its Servicing Portfolio at any time to be less than $2,700,000,000. The term “Servicing Portfolio” means, as of a date of determination, the aggregate unpaid principal balance of mortgage loans owned by persons or entities other than the Company, excluding mortgage loans serviced by the Company under a subservicing agreement and excluding construction mortgage loans, unless such construction mortgage loans will (under applicable documents) be converted to permanent loans that will be serviced by the Company.

     (12) Not permit its Adjusted Tangible Net Worth (as hereinafter defined) to be less than $27,000,000 at any time. The term “Adjusted Tangible Net Worth” means the total of (a) net worth, determined in accordance with GAAP consistently applied, plus (b) an amount equal to seventy five percent (75%) of the Fair Market Value of the Company’s Servicing Portfolio, minus (c) any advances or loans to or investments in shareholders, officers or entities that are controlled by shareholders or officers, minus (d) organizational costs net of accumulated amortization, minus (e) servicing contracts net of accumulated amortization, and minus (f) other items treated as intangible assets under GAAP. The term “Fair Market Value” shall mean the current fair market value of the Servicing Portfolio as determined by the Bank based on appraisals of independent appraisers satisfactory to the Bank (if such appraisals present a range of values, the Bank shall apply the midpoint of such values to determine the Fair Market Value).

     (13) [Reserved].

     (14) Not permit the ratio of

(a) the remainder of: (i) Earnings Before Interest, Depreciation and Amortization (as hereinafter defined) for the period of four consecutive fiscal quarters of the Company, less (ii) any non-cash revenues included in (a)(i) above pursuant to application of FAS 125 or any similar requirement of GAAP;

to

(b) the sum of (i) mandatory principal payments of Indebtedness of the Company; plus (ii) the interest expense of the Company (determined in accordance with GAAP), each of the same four-quarter period to be less than 1.15 to 1.00. The term “Earnings Before Interest, Depreciation and Amortization” means the net income of the Company for each such four-quarter period before deductions for interest expense, depreciation and amortization, all as determined in accordance with GAAP consistently applied, excluding therefrom (a) nonoperating gains (including without limitation, extraordinary or unusual gains, gains arising from the sale of assets other than inventory and other nonrecurring gains) during such period and (b) similar nonoperating losses (including, without limitation, losses arising from the sale of assets other than inventory and other nonrecurring losses) during such period.

     (15) Observe and comply, and require each obligor under each mortgage loan financed with the proceeds of a Loan, to the extent provided in the documents evidencing and securing the mortgage loan, to observe and comply, with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Company or such obligor or the real estate and other property securing any such mortgage loan; give the Bank prompt written notice of the receipt by the Company of any notice of violation received from any government or government agency as to any environmental matter or the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Company or any such obligor which are material to the operations of the Company or any such obligor or the real estate or other property securing any such mortgage loan), or (b) which will or threatens to impose a material liability on the Company or any such obligor or which will require a material expenditure by the Company or any such obligor to cure any alleged problem or violation; and require each such obligor to the extent provided in the documents evidencing and securing the mortgage loan, to give prompt written notice to the Company of the receipt by such obligor of any such notice of violation and of the commencement of any such proceeding with respect to such obligor or its property.

     (16) Maintain its eligibility and be in good standing as an Fannie Mae-approved seller/servicer, Freddie Mac-approved issuer/servicer, GNMA-approved issuer/servicer, and Federal Housing Authority (“FHA”) approved mortgagee. Maintain all other rights, privileges, licenses, approvals, franchises, properties and assets necessary in the normal conduct of its business, including, without limitation, approvals with respect to GNMA, Fannie Mae, Freddie Mac, HUD and FHA.

     (17) Upon request of the Bank, but in all cases not less frequently than annually, deliver to the Bank an evaluation of the Company’s Servicing Portfolio by an independent third-party provider selected by the Company and acceptable to the Bank, stating the fair market value of the Company’s Servicing Portfolio.

H. Events of Default: Remedies

Any of the following shall be an Event of Default hereunder:

     (1) The Company shall fail to make any principal payment on the Notes when due;

     (2) The Company shall fail to make any interest payment on the Notes within 5 days after the due date therefor;

     (3) Any representation, warranty or statement of fact made by the Company herein, in any other Loan Document or in any certificate, schedule, statement, report, notice or writing furnished by the Company to the Bank pursuant to the terms of this Agreement or any other Loan Document shall be untrue in any material respect as of the date thereof;

     (4) The Company shall fail to perform or observe any term, covenant or agreement contained in clause (11), (12), (13) or (14) of part G of this Agreement;

     (5) The Company shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Loan Document, and such failure shall continue for thirty (30) days;

     (6) The Company shall become insolvent or shall fail generally to pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver thereof or for a substantial part of the property thereof; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or for a substantial part of the property thereof and such appointment is not revoked or rescinded within 60 days after such appointment is made; or the Company shall make an assignment for the benefit of creditors;

     (7) The Company shall be voluntarily or involuntarily dissolved or shall be the subject of any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law; or any dissolution or liquidation proceeding shall be instituted by or against the Company and, if instituted against the Company, shall be consented to or acquiesced in by the Company, shall not have been dismissed within 60 days or an order for relief shall have been entered against the Company;

     (8) Judgments against the Company for the payment of money totaling in excess of $1,000,000 shall be outstanding for a period of thirty (30) days without a stay of execution.

     (9) The maturity of any Indebtedness of the Company (other than Indebtedness under this Agreement) in aggregate amounts exceeding $3,000,000 shall be accelerated, or the Company shall fail to pay any such Indebtedness in aggregate amounts exceeding $3,000,000 when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness in aggregate amounts exceeding $3,000,000 or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness in aggregate amounts exceeding $3,000,000 to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

     (10) Municipal Mortgage & Equity LLC shall cease to own, directly or indirectly, all of the voting stock of the Company; or

     (11) Any Loan Document shall not be, or shall cease to be, binding in accordance with their terms.

     If (a) any Event of Default described in clause (6) or clause (7) of this part H shall occur, the Revolving Commitment shall automatically terminate and the outstanding principal of the Notes, the accrued interest thereon and all other obligations of the Company to the Bank under this Agreement and the Notes, shall automatically become immediately due and payable or (b) any other Event of Default shall occur and be continuing, then, the Bank may do all of the following: (i) declare the Revolving Commitment terminated, whereupon the Revolving Commitment shall be terminated and (ii) declare the outstanding principal of the Notes, the accrued interest thereon and all other obligations of the Company to the Bank under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued interest thereon and all such obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Company to the Bank of any nature whatsoever (collectively, the “Obligations”), the Company grants to the Bank a security interest in, a lien on, and an express contractual right to set off against, all deposit accounts and all deposit account balances, cash and any other property of the Company now or hereafter maintained with, or in the possession of, the Bank and the right to refuse to allow withdrawals from any such account or of any such property (collectively, “Setoff”). The Bank may, at any time upon the occurrence of an default or Event of Default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Company and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Company, such notice and demand being expressly waived.

I. Other Conditions

     (1) Effectiveness of this Agreement as a restatement and amendment to the Existing Credit Agreement, and the making of any Loan by the Bank hereunder shall be subject to the satisfaction of the conditions precedent that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and the following shall have occurred:

(a) The Notes (provided, that the Fannie Mae Collateral Loan Note shall be delivered only as a condition to the making of the Fannie Mae Collateral Loans, and not the other Loans hereunder).

(b) The Amended and Restated Mortgage Loan Pledge Agreement.

(c) The Amended and Restated Investment Pledge Agreement.

(d) The Amended and Restated P & I Pledge Agreement.

(e) The Amended and Restated Servicing Pledge Agreement (as a condition to the making of the Fannie Mae Collateral Loans, and not the other Loans hereunder).

(f) Financing statements required by the Bank in connection with the foregoing Pledge Agreements, and lien searches showing that the interests granted thereunder are first-priority security interests.

(g) A copy of the approval resolution of the Company, certified by the Secretary or an Assistant Secretary of the Company, together with a certificate showing the names and titles, and bearing the signatures of, the officers of the Company authorized to execute the Loan Documents and to request Loans hereunder.

(h) Copies of the Company’s Articles of Incorporation and By-Laws with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Company and copies of the Articles of Merger between Glaser and the Company.

(i) A good standing certificate of the Company.

(i) An opinion of the Company’s counsel, in form and substance satisfactory to the Bank.

(i) In the instance of each type of Advance, information concerning the use of such Advance and the Collateral for such Advance, together with pledge and delivery of such Collateral, as required by the Bank, including transmittal letters and certificates in the form required by the Bank from time to time.

(j) The acquisition of the stock of Glaser by the Company shall have occurred and Glaser shall have merged with and into the Company, with the Company being the surviving entity and owing all assets formerly owned by Glaser and assuming all liabilities and obligations of Glaser.

(k) A Compliance Certificate as of the date of closing, demonstrating that on a pro-forma basis, after giving effect to the merger of Glaser and the Company, the Company will be in compliance with all financial requirements of this Agreement and no Event of Default, and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default hereunder, has occurred and is continuing.

     (2) The obligation of the Bank to make any Loan hereunder, including the first, shall be subject to the satisfaction of the condition precedent that on the date of such Loan the following statements shall be true (the request by the Company for such Loan shall be deemed to constitute a representation and warranty by the Company that (a), (b) and (c) are true):

(a) Before and after giving effect to such Loan, the representation and warranties contained in part F shall be true and correct, as though made on the date of such Loan;

(b) No Event of Default, as hereinafter defined, has occurred and is continuing, or would result from such Loan, and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default hereunder;

(c) No material adverse change shall have occurred in the condition, financial or otherwise, of the Company; and

(d) The Bank shall have received the Collateral securing the relevant Advance and shall have a perfected first priority security interest in such Collateral under the relevant Pledge Agreement.

J. Other Provisions

     (1) The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns including any holder of the Note, provided, however, that the Company may not assign or transfer its interest hereunder without the prior written consent of the Bank.

     (2) Any notices required or contemplated hereunder shall be effective upon the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

If to Company: To the address on the first page hereof

with copies to:

MMA Mortgage Investment Corporation
33 N. Garden Ave., Ste 1200
Clearwater, FL 33755
Attention: Terry Meyers

and
MMA Mortgage Investment Corporation
621 E. Pratt St. Ste 300
Baltimore, MN 21202
Attention: General Counsel

If to Bank:
U.S. Bank National Association
BC-MN-H03B
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Division

     (3) No failure to delay on the part of Bank in exercising any right, power or privilege hereunder and no course of dealing between the Company and Bank shall operate as a waiver thereof; nor shall any single or partial exercise or any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (4) All accounting terms not otherwise specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied .

     (5) Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing signed by the parties hereto.

     (7) The Company shall reimburse the Bank on demand for any reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, review and amendment of the Loan Documents and in attempting to enforce the obligations of the Company under the Loan Documents, which obligations shall survive the termination of this Agreement.

     (8) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     (9) AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     (10) THE COMPANY AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

U.S. BANK NATIONAL ASSOCIATION

By:

Randy S. Baker
Vice President

MMA MORTGAGE INVESTMENT CORPORATION

By:

Title:

Exhibit A-1
REVOLVING NOTE

$255,000,000	July 1, 2005 Minneapolis, Minnesota

     FOR VALUE RECEIVED, MMA MORTGAGE INVESTMENT CORPORATION, a Minnesota corporation, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, the principal sum of TWO HUNDRED FIFTY FIVE MILLION DOLLARS ($255,000,000) or the aggregate unpaid principal balance of all Revolving Loans made by the Bank hereunder pursuant to a letter agreement dated as of July 1, 2005, between the undersigned and the Bank (as the same has been and may hereafter be amended, modified, supplemented, extended, renewed or restated from time to time, the “Agreement”), whichever is less, and to pay interest from the date hereof on the unpaid balance hereof at the rates per annum and at such times as are provided in the Agreement. Principal of this Note shall be payable at such times as is provided in the Agreement.

     This note is the Revolving Note and one of the Notes referred to in the Agreement. This note is subject to prepayment in whole or in part and its maturity is subject to acceleration in each case upon the terms provided in the Agreement. This note is secured by certain collateral referred to in the Agreement.

     This note shall be construed in accordance with the law of the State of Minnesota, without giving effect to conflict of laws principles thereof. In the event of default hereunder, the undersigned agrees to pay all reasonable costs and expenses of collection, including reasonable attorneys’ fees.

     This note replaces and supersedes, and evidences indebtedness formerly evidenced by, a note of the undersigned dated as of November 18, 2003, executed and delivered by Glaser Financial Group, Inc., a corporate predecessor of the undersigned, in the principal amount of $128,000,000. Delivery and acceptance of this Note does not evidence repayment or novation of such indebtedness.

MMA MORTGAGE INVESTMENT CORPORATION

By:

Title:

Exhibit A-2
P & I NOTE

$500,000	July 1, 2005 Minneapolis, Minnesota

     FOR VALUE RECEIVED, MMA MORTGAGE INVESTMENT CORPORATION, a Minnesota corporation, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or the aggregate unpaid principal balance of all P & I Loans made by the Bank hereunder pursuant to a letter agreement dated as of July 1, 2005, between the undersigned and the Bank (as the same has been and may hereafter be amended, modified, supplemented, extended, renewed or restated from time to time, the “Agreement”), whichever is less, and to pay interest from the date hereof on the unpaid balance hereof at the rates per annum and at such times as are provided in the Agreement. Principal of this Note shall be payable at such times as is provided in the Agreement.

     This note is the P & I Note and one of the Notes referred to in the Agreement. This note is subject to prepayment in whole or in part and its maturity is subject to acceleration in each case upon the terms provided in the Agreement. This note is secured by certain collateral referred to in the Agreement.

     This note shall be construed in accordance with the law of the State of Minnesota, without giving effect to conflict of laws principles thereof. In the event of default hereunder, the undersigned agrees to pay all reasonable costs and expenses of collection, including reasonable attorneys’ fees.

     This note replaces and supersedes, and evidences indebtedness formerly evidenced by, a note of the undersigned dated as of September 30, 2002, executed and delivered by Glaser Financial Group, Inc., a corporate predecessor of the undersigned, in the principal amount of $500,000. Deliver and acceptance of this Note does not evidence repayment or novation of such indebtedness.

MMA MORTGAGE INVESTMENT CORPORATION

By:

Title:

Exhibit A-3
Fannie Mae Collateral Loan Note

$10,000,000	July 1, 2005 Minneapolis, Minnesota

     FOR VALUE RECEIVED, MMA MORTGAGE INVESTMENT CORPORATION, a Minnesota corporation, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, the principal sum of TEN MILLION DOLLARS ($10,000,000) or the aggregate unpaid principal balance of all Fannie Mae Collateral Loans made by the Bank hereunder pursuant to a letter agreement dated as of July 1, 2005, between the undersigned and the Bank (as the same has been and may hereafter be amended, modified, supplemented, extended, renewed or restated from time to time, the “Agreement”), whichever is less, and to pay interest from the date hereof on the unpaid balance hereof at the rates per annum and at such times as are provided in the Agreement. Principal of this Note shall be payable at such times as is provided in the Agreement.

     This note is the Fannie Mae Collateral Loan Note and one of the Notes referred to in the Agreement. This note is subject to prepayment in whole or in part and its maturity is subject to acceleration in each case upon the terms provided in the Agreement. This note is secured by certain collateral referred to in the Agreement.

     This note shall be construed in accordance with the law of the State of Minnesota, without giving effect to conflict of laws principles thereof. In the event of default hereunder, the undersigned agrees to pay all reasonable costs and expenses of collection, including reasonable attorneys’ fees.

     This note replaces and supersedes, and evidences indebtedness formerly evidenced by, a note of the undersigned dated as of September 30, 2002, executed and delivered by Glaser Financial Group, Inc., a corporate predecessor of the undersigned, in the principal amount of $10,000,000. Deliver and acceptance of this Note does not evidence repayment or novation of such indebtedness.

MMA MORTGAGE INVESTMENT CORPORATION

By:

Title:

EXHIBIT B

Compliance Certificate

U.S. Bank National Association
BC-MN-H03B
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Randy S. Baker
                    Vice President

     Gentlemen:

We submit this Certificate to you in accordance with the terms of Part G(3)(a) of the Letter Agreement dated as of July 1, 2005, between you and us, as the same may be amended, restated, modified or supplemented from time to time (the “Agreement”). Each capitalized term used herein has the same meaning ascribed to such term in the Agreement.

The undersigned hereby certifies that as of the close of business on:		______

The following computations pertain to the fiscal quarter ending:		______

1.	Minimum Servicing Portfolio required by Part G(11)

	(a) Servicing Portfolio Unpaid Principal Balance	______

	(b) Minimum Servicing Portfolio Unpaid Principal Balance required by Part G(11)	$2,700,000,000

3.	Minimum Adjusted Tangible Net Worth required by Part G(12)

	(a) net worth (GAAP consistently applied):	______

plus
	(b) seventy five percent (75%) of the Fair Market Value of the Company’s Servicing Portfolio:	______

minus
(c) any advances or loans to or investments

	in shareholders, officers or entities that are controlled by shareholders or officers:			______

minus
	(d) organizational costs net of accumulated amortization:			______

minus
	(e) servicing contracts net of accumulated amortization:			______

minus
	(f) other items treated as intangible assets under GAAP:			______

	Total:			$______

	Minimum Adjusted Tangible Net Worth required Part G(12)			$27,000,000

3.	[Reserved]

4.	Interest Coverage Ratio required by Part G(14)

	(a) Earnings Before Interest, Depreciation and Amortization consisting of:			______

		(i)	Net Income/Loss	______

		(ii)	Depreciation	______

		(iii)	Amortization	______

		(iv)	Interest Expense	______

	less	(v)	non-cash revenues included in Net income/Loss pursuant to application of FAX 125 or any similar requirement of GAAP	______

		Total	______

	(b)	Mandatory Principal Payments		______

		Interest Expense		______

		Total	______

(c)	Minimum Interest Coverage Ratio as required by Part G(14)	1.15 to 1.00

(d)	Actual Ratio: [(a) divided by (b)]	______

B.	As of the date hereof, there exists no Event of Default and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default under the Agreement.

Date Submitted: _________, ____.

MMA MORTGAGE INVESTMENT CORPORATION

By:

Title:

Opinion of Counsel

U.S. Bank National Association
U.S. Bank Place
BC-MN-H03B
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Randy S. Baker
                    Vice President

Ladies/Gentlemen:

     We have acted as counsel for MMA Mortgage Investment Corporation (the “Company”), and we are delivering to you this opinion of counsel upon which you may rely, in connection with a letter agreement, dated as of July 1, 2005, entered into between the Company and your Bank (the “Credit Agreement”), and the transactions and other Loan Documents described therein. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In so acting, we, as counsel for the Company, have made such factual inquiries, and have examined or caused to be examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such inquiries and examinations, advise you that, in our opinion:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which its present operations or properties require such qualification.

     (2) The Company has full corporate power and authority to own and operate its properties and assets, carry on its business as presently conducted, and enter into and perform its to obligations under the Loan Documents.

     (3) The execution and delivery of the Loan Documents to which the Company is a party, the performance by the Company of its obligations thereunder, and the borrowing by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action, and all of said Loan Documents have been duly executed and delivered on behalf of the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     (4) There is no provision in the Company’s Articles of Incorporation or By-Laws, nor any provision in any indenture, mortgage, contract or agreement to which the Company is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision of any court or governmental instrumentality binding on the Company which would be contravened by the execution and delivery of the Loan Documents to which the Company is a party, nor do any of the foregoing prohibit the Company’s performance of any term, provision, condition, covenant or any other obligation of the Company contained therein.

     (5) There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened against or affecting the Company before any court or arbitrator or by or before any administrative agency or government authority, which, if adversely determined, could constitute an Adverse Event.

     (6) Neither the making nor performance of the Loan Documents, nor the borrowing(s) under the Credit Agreement, requires the consent or approval of any governmental instrumentality.

     (7) The Company is not a “holding company”, a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (8) The Company is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

     (9) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, to the best of our knowledge after due inquiry, no part of the proceeds of any loan under the Credit Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Very truly yours,

[Suggested Form of Board of Directors’ Resolutions—
Revolving Credit Agreement]

CERTIFICATE

     I, __________, do hereby certify that I am the duly elected and qualified Secretary and the keeper of the records and corporate seal of MMA MORTGAGE INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of [State] and that the following is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and the by-laws of said corporation, and that such resolutions are now in full force and effect, unamended, unaltered and unrepealed:

     WHEREAS, there has been presented to this meeting a form of Credit Agreement (the “Credit Agreement”) between this Corporation and U.S. Bank National Association (the “Bank”) providing for, among other things, loans from time to time to this Corporation up to the amount of $255,000,000 (as such amount may be changed from time to time by amendments, as provided herein);

     NOW, THEREFORE, BE IT RESOLVED, that the [insert officers and the number necessary to act] of this Corporation is/are authorized to execute and deliver a Credit Agreement between this Corporation and the Bank, substantially in the form of the Credit Agreement presented to this meeting, except such changes of the terms and provisions thereof as the officer(s) executing such Credit Agreement on behalf of this Corporation shall deem proper, such execution to be conclusive evidence that such officer(s) deem(s) all of the terms and provisions thereof to be proper;

     FURTHER RESOLVED, that the [insert officers and the number necessary to act]of this Corporation is/are authorized to Company from time to time on behalf of this Corporation amounts permitted to be borrowed by this Corporation under the Credit Agreement and to designate officers, agents or employees to borrow such amounts and to set rates of interest if applicable, to execute and deliver on behalf of this Corporation a promissory note or notes, substantially in the form provided for in the Credit Agreement, and to execute all amendments, waivers, modifications, supplements to, and restatements of, the Credit Agreement from time to time as such officers shall deem proper (including without limitation amendments changing the amounts available for borrowing under the Credit Agreement), such execution by such officer(s) to be conclusive evidence that such officer(s) deem(s) all of the terms and provisions thereof to be proper;

     FURTHER RESOLVED, that each and every officer of this Corporation is authorized to take such action from time to time on behalf of this Corporation as he may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the Credit Agreement and other agreements and documents executed and delivered by this Corporation pursuant to or in connection with the Credit Agreement.

     FURTHER RESOLVED, that the Secretary or any other officer of this Corporation is authorized to certify to the Bank a copy of these resolutions and the names and signatures of this Corporation’s officers or employees hereby authorized to act hereunder, and the Bank is hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and is hereby authorized to rely on any such additional certificates.

     I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officers or employees of said corporation in the capacity set before their respective names:

     NAME                    TITLE                    SIGNATURE

     I FURTHER CERTIFY THAT the Articles of Incorporation attached hereto as Exhibit A and the Bylaws attached hereto as Exhibit B are, respectively, true, complete and correct copies of this Corporation’s Articles of Incorporation, duly filed with the Secretary of State of the State of ___, and the Bylaws of this Corporation, which Articles and Bylaws have been duly adopted by this Corporation and are presently in full force and effect. Attached hereto as Exhibit C are the Articles of Merger between this Corporation and Glaser Financial Group, Inc., duly filed with the Secretary of State of the State of ___,

     IN WITNESS WHEREOF, I have subscribed my name as Secretary as of July 1, 2005.

Secretary
MMA MORTGAGE INVESTMENT CORPORATION